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                                                                     EXHIBIT 2.1



                          SECURITIES PURCHASE AGREEMENT

                           AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                             LITERARY PLAYPEN, INC.,

                         AMERICAN PALLET LEASING, INC.,

                                       AND

                THE STOCKHOLDERS OF AMERICAN PALLET LEASING, INC.



                               SEPTEMBER 22, 2004




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                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------
                           AND PLAN OF REORGANIZATION
                           --------------------------


         THIS SECURITIES PURCHASE AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is entered into on September 22, 2004 by and among: (i) LITERARY PLAYPEN, INC., a Delaware corporation ("LYPP"); (ii) AMERICAN PALLET LEASING, INC., an Iowa corporation (the "COMPANY"); (iii) the stockholders holding a majority of the outstanding common shares of the Company who have executed this Agreement on the signature page attached hereto as EXHIBIT A (the "MAJORITY Stockholders"); and (iv) the other stockholders ("MINORITY STOCKHOLDERS") of the Company who have executed and delivered the subscription agreement attached hereto as EXHIBIT B (the "MINORITY STOCKHOLDER SUBSCRIPTION AGREEMENT"). The Minority Stockholders and the Majority Stockholders are sometimes collectively referred to as the "SELLING STOCKHOLDERS."

                                 R E C I T A L S
                                 ---------------

         A. The Company has authorized capital stock consisting of 25,000,000 shares of common stock, $0.001 par value ("Company Common Stock"), of which 22,126,700 shares ("Company Shares") are issued and outstanding, and 5,000,000 shares of blank check preferred stock, $0.001 par value, none of which are issued or outstanding.

         B. LYPP has authorized capital stock consisting of 20,000,000 shares of common stock, $0.01 par value ("LYPP COMMON STOCK"), of which 5,679,000 shares are issued and outstanding, and 10,000,000 shares of blank check preferred stock, $0.01 par value, none of which are issued or outstanding.

         C. The Selling Stockholders wish to sell, and LYPP wishes to acquire, all of the issued and outstanding Company Shares in exchange for LYPP's issuance of shares LYPP Common Stock ("LYPP SHARES") to the holders of Company Shares, at the rate of one (1) LYPP Share for every 2.2 Company Shares (the "EXCHANGE RATIO"), subject to and upon the terms and conditions hereinafter set forth (the "REORGANIZATION").

                                A G R E E M E N T
                                -----------------

                                   ARTICLE 1
                     SECURITIES PURCHASE AND REORGANIZATION

         It is agreed as follows:

                  1.1 INCORPORATION OF RECITALS. The provisions and recitals set forth above are hereby referred to and incorporated herein and made a part of this Agreement by reference.

                  1.2 AGREEMENT TO EXCHANGE SECURITIES. Subject to the terms and upon the conditions set forth herein:

                           (a) INITIAL CLOSING. Each Majority Stockholder and
each Minority Stockholder who has executed and delivered to LYPP the Minority Stockholder Subscription Agreement prior to the Initial Closing, agrees to sell, assign, transfer and deliver to LYPP, and LYPP agrees to purchase from each such Selling Stockholder, at the Initial Closing, the Company Shares owned by the respective Selling Stockholder, in exchange for the issuance, at the Initial Closing, by LYPP to each such Selling Stockholder of one (1) LYPP Share for every 2.2 Company Shares sold and delivered to LYPP.


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                           (b) ADDITIONAL CLOSINGS. From time to time after the
Initial Closing, LYPP shall purchase from any and all Selling Stockholders who did not participate in the Initial Closing, pursuant to a Minority Stockholder Subscription Agreement executed and delivered to LYPP by each such Selling Stockholder, the Company Shares owned by the Selling Stockholders in exchange for a number of LYPP Shares at the Exchange Ratio.

                           (c) COMPANY OPTIONS AND WARRANTS. LYPP shall assume
all Company options and warrants outstanding as of the Initial Closing Date, by issuing, at the request of such holder, an option or warrant to purchase shares of LYPP Common Stock on the same terms and conditions as the option or warrant held by the holder thereof except that (a) each such option or warrant shall be exercisable for a number of shares of LYPP Common Stock equal to the number of Company Shares subject to such option or warrant multiplied by the Exchange Ratio, (b) the option or warrant price per share shall be an amount equal to the quotient of the option or warrant exercise price subject to such Company options or warrant in effect immediately prior to the Initial Closing Date divided by the Exchange Ratio, and (c) fractional shares shall be handled pursuant to
Section 1.2(e) below.

                           (d) COMPANY DEBT CONVERSION AGREEMENTS. LYPP shall
assume all of the Company's conversion obligations pursuant to convertible debt instruments issued by the Company and outstanding as of the Initial Closing Date. The number of shares of LYPP Common Stock issuable pursuant to such convertible debt instruments shall be equal to the number of shares of Company Common Stock to which the debt holders would otherwise be multiplied by the Exchange Ratio

                           (e) FRACTIONAL SHARES. No fractional shares of LYPP
Common Stock shall be issued upon (i) exchange of any Company Shares pursuant to
Section 1.2(a) or (b), or (ii) any exercise of any option or warrant issued by LYPP pursuant to Section 1.2(c), or (iii) any conversion of debt pursuant to
Section 1.2(d). In lieu thereof, each recipient of LYPP Common Stock who would otherwise be entitled to a fraction of a share of LYPP Common Stock (after aggregating all fractional shares of LYPP Common Stock to be received by such holder) shall be entitled to receive one whole share of LYPP Common Stock.

                  1.3 CLOSING. The initial closing ("Initial Closing") of the exchange of the Company Shares and the LYPP Shares shall take place at the offices of Preston Gates & Ellis LLP, 1900 Main Street, Suite 600, Irvine, California 92614, at 10:00 a.m., local time, on September 22, 2004, or at such other time and place as may be agreed to by the Company and LYPP ("Initial Closing Date"). From time to time after the Initial Closing, LYPP and the Minority Stockholders other than the Minority Stockholders participating in the Initial Closing may effect additional exchanges of Company Shares in accordance with Sections 1.2(b) and 1.4. The Initial Closing and each additional closing is referred to herein as a "Closing" and the Initial Closing Date and the date of each additional closing is referred to herein as a "Closing Date".

                  1.4 INSTRUMENTS OF TRANSFER.

                           (a) COMPANY SHARES. Each Selling Stockholder shall
deliver to LYPP on the Closing Date certificates representing the Company Shares owned by the Selling Stockholder ("COMPANY CERTIFICATES"), along with duly executed assignments of such Company Certificates, in order to effectively vest in LYPP all right, title and interest in and to the Company Shares owned by the Selling Stockholder. From time to time after the Closing Date, and without further consideration, the Selling Stockholder will execute and deliver such other instruments of transfer and take such other actions as LYPP may reasonably request in order to more effectively transfer to LYPP the securities intended to be transferred hereunder.

                           (b) LYPP SHARES. LYPP shall deliver to the Selling
Stockholders on the Closing Date original certificates evidencing the LYPP Shares, in form and substance satisfactory to the Selling Stockholders, in order to effectively vest in each Selling Stockholder its respective right, title and interest in and to the LYPP Shares. From time to time after the Closing Date, and without further consideration, LYPP will execute and deliver such other instruments and take such other actions as the Selling Stockholders may reasonably request in order to more effectively issue to them the LYPP Shares.

                  1.5 TAX FREE REORGANIZATION. The parties intend that the transaction under this Agreement qualify as a tax free reorganization under
Section 351 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE 2
           REPRESENTATIONS AND WARRANTIES OF THE MAJORITY STOCKHOLDERS

         Each Majority Stockholder, severally and not jointly, represents, warrants and covenants to and with LYPP with respect to himself, as follows:

                  2.1 POWER AND AUTHORITY. The Majority Stockholder has all requisite power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the "DOCUMENTS"). All action on the part of the Majority Stockholder necessary for the authorization, execution, delivery and performance of the Documents by the Majority Stockholder has been taken and no further authorization on the part of the Majority Stockholder is required to consummate the transactions provided for in the Documents. When executed and delivered by the Majority Stockholder, the Documents shall constitute the valid and legally binding obligation of the Majority Stockholder enforceable in accordance with their respective terms.

                  2.2 OWNERSHIP OF AND TITLE TO SECURITIES. EXHIBIT A to this Agreement accurately and completely sets forth all of the Company Shares owned by the Majority Stockholder. The Majority Stockholder represents that the Majority Stockholder has and will transfer to LYPP good and marketable title to the Company Shares which he owns, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for any restrictions imposed by federal or state securities laws.

                  2.3 INVESTMENT AND RELATED REPRESENTATIONS.

                           (a) SECURITIES LAWS COMPLIANCE. The Majority
Stockholder is aware that neither the LYPP Shares nor the offer or sale thereof to the Majority Stockholder has been registered under the Securities Act of 1933, as amended ("Securities Act"), or under any state securities law. The Majority Stockholder understands that the LYPP Shares will be characterized as "restricted" securities under federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Majority Stockholder agrees that the Majority Stockholder will not sell all or any portion of LYPP Shares except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The address of the Majority Stockholder is as set forth on EXHIBIT A attached hereto. The Majority Stockholder understands that each certificate for LYPP Shares issued to the Majority Stockholder or to any subsequent transferee shall be stamped or otherwise imprinted with the legend set forth below summarizing the restrictions described in this Section 2.3 and that LYPP shall refuse to transfer the LYPP Shares except in accordance with such restrictions:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

                           (b) INVESTMENT REPRESENTATION. This Agreement is made
with the Majority Stockholder in reliance upon the Majority Stockholder's representation, which by the Majority Stockholder's execution of this Agreement the Majority Stockholder hereby confirms, that the LYPP Shares to be received by the Majority Stockholder are being acquired pursuant to this Agreement for investment and not with a view to the public resale or distribution thereof unless pursuant to an effective registration statement or exemption under the Securities Act.

                           (c) NO PUBLIC SOLICITATION. The Majority Stockholder
is acquiring the LYPP Shares after private negotiation and has not been attracted to the acquisition of the LYPP Shares by any press release, advertising or publication.

                           (d) ACCESS TO INFORMATION. The Majority Stockholder
acknowledges having received and reviewed LYPP's Annual Report on Form 10-KSB for the year ended December 31, 2003 ("2003 ANNUAL REPORT") and the reports filed by LYPP with the Securities and Exchange Commission ("SEC") subsequent thereto (collectively the "SEC REPORTS"). The Majority Stockholder further acknowledges that LYPP has given to the Majority Stockholder and his counsel, accountants and other advisors, agents, consultants and representatives, full access to all of the properties, books, contracts, commitments and records of LYPP, and has furnished or will furnish all such information concerning it (including its operations, financial condition and business plan) as the Majority Stockholder has requested or may request.

                           (e) INVESTOR SOLICITATION AND ABILITY TO BEAR RISK TO
LOSS. The Majority Stockholder, if a corporation or a partnership, has not been organized for the purpose of acquiring the LYPP Shares. The Majority Stockholder acknowledges that it is able to protect its interests in connection with the acquisition of the LYPP Shares and can bear the economic risk of investment in such securities without producing a material adverse change in the Majority Stockholder's financial condition. The Majority Stockholder otherwise has such knowledge and experience in financial or business matters that the Majority Stockholder is capable of evaluating the merits and risks of the investment in the LYPP Shares.

                           (f) ACCREDITED INVESTOR STATUS. The Majority
Stockholder is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF LYPP

         LYPP represents and warrants to the Company and the Selling Stockholders as follows:

         3.1 DISCLOSURE SCHEDULE. The disclosure schedule attached hereto as
EXHIBIT 3.1 (the "LYPP DISCLOSURE SCHEDULE") is divided into sections that correspond to the sections of this Article 3. The LYPP Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 3.

         3.2 CORPORATE ORGANIZATION, ETC. LYPP is a Delaware corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction in which the character or location of the assets owned or leased by it require qualification, except where the failure to so qualify would not materially adversely affect the business or condition, financial or otherwise, of LYPP. LYPP owns no subsidiaries or equity ownership in any other entities.

         3.3 CAPITALIZATION. The authorized, issued and outstanding capitalization of LYPP is as set forth in the recitals to this Agreement. All issued and outstanding shares of LYPP Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and none of such issued and outstanding shares of LYPP Common Stock have been issued in violation of the preemptive rights of any past or present stockholders. No warrants, options, subscriptions, calls, commitments or other similar rights of any kind have been issued, granted or entered into by LYPP for the purchase, issuance or sale of any authorized shares of LYPP capital stock, and no authorized unissued shares of LYPP capital stock are reserved for any purpose.

         3.4 CORPORATE POWER AND AUTHORITY. LYPP has all requisite corporate power and authority to enter into this Agreement and perform the transactions hereunder, and to own or lease all of its properties and assets, to operate its properties and assets and to carry on its businesses as now conducted. Neither the execution, delivery nor performance of this Agreement by LYPP shall violate or result in a breach of any provisions of the Certificate of Incorporation or

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Bylaws or other organizational documents, as amended, of LYPP. Neither the execution, delivery nor performance of this Agreement by LYPP shall constitute a default or result in a breach of or accelerate the performance required under any mortgage, deed of trust, lien, lease, restriction or other contract or agreement to which LYPP any of its properties or assets are bound or affected, or violate any order, writ, injunction, decree, judgment or other restriction of any court, administrative agency or governmental body.

         3.5 SEC REPORTS; FINANCIAL STATEMENTS.

                           (a) LYPP has filed all reports required to be filed
by it with the Securities and Exchange Commission ("SEC") pursuant to the Securities and Exchange Act of 1934 (the "1934 Act"), including, without limitation, its Annual Report on Form 10-KSB for the year ended including its December 31, 2003 ("2003 Annual Report") and its Quarterly Reports on Form 10-QSB for the periods ended March 31, 2004, and June 30, 2004 (the 2002 Annual Report and subsequently filed quarterly reports collectively referred to as the "SEC Reports"). The SEC Reports comply in all material respects with the applicable requirements of the 1934 Act and each was filed with the SEC in a timely manner. None of the SEC Reports contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent superseded by an SEC Report filed subsequently and prior to the date hereof. Since June 30, 2004, there has not been any material change (adverse or not) in the business, assets, liabilities, financial condition, results of operations or prospects of LYPP.

                           (b) All financial statements made part of the SEC
Reports have been prepared in accordance with generally accepted accounting principles consistently applied. All financial statements made part of the SEC Reports present fairly the consolidated financial position of LYPP as at their respective dates and the consolidated results of its operations and its cash flows for the periods presented therein subject, in the case of the unaudited 2003 financial statements, to normal year-end adjustments that have not been and are not expected to be material in amount.

         3.6 LITIGATION. There are no suits or proceedings (including without limitation, proceedings by or before any arbitrator, government commission, board, bureau or other administrative agency) pending or, to the knowledge of LYPP, threatened against or affecting LYPP, the officers or directors of LYPP or any of their respective affiliates, or which questions or threatens the validity of this Agreement or any action to be taken in connection herewith, and neither LYPP nor any of its assets not subject to or in default with respect to any order, writ, injunction or decree of any federal, state, local or other governmental department. LYPP has not commenced and does not currently intend to commence any legal proceedings against any other person or entity.

         3.7 TAXES. All federal income tax returns and state and local income tax returns for LYPP have been filed as required by law. All taxes as shown on such returns or on any assessment received subsequent to the filing of such returns have been paid, and there are no pending assessments or adjustments or any income tax payable for which reserves, which are reasonably believed by LYPP to be adequate for the payment of any additional taxes that may come due, have not been established. All other taxes imposed by any government authority on LYPP have been paid and any reports or returns due in connection therewith have been filed. No outstanding claim for assessment or collection of taxes has been asserted against LYPP and there are no pending, or to the knowledge of LYPP, threatened tax audits, examinations or claims.

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         3.8 NO DEFAULTS. No material default (or event which, with the passage of time or the giving of notice, or both, would become a material default) exists or is alleged to exist with respect to the performance of any obligation of LYPP under the terms of any indenture, license, mortgage, deed of trust, lease, note, guaranty, joint venture agreement, operating agreement, partnership agreement, or other contract or instrument to which LYPP is a party or any of its assets are subject, or by which it is otherwise bound, and, to the knowledge of LYPP, no such default or event exists or is alleged to exist with respect to the performance of any obligation of any party thereto.

         3.9 CORPORATE DOCUMENTS. LYPP has furnished to the Selling Stockholders true and complete copies of the Certificate of Incorporation and Bylaws of LYPP, as amended. LYPP has made available to the Selling Stockholders all corporate minute books of LYPP, and such minute books contain complete and accurate records of the proceedings of LYPP's stockholders and directors.

         3.10 CONTRACTS AND OTHER COMMITMENTS. LYPP is not a party to or bound by any contract, agreement, indenture, license, mortgage, deed of trust, lease, note, guaranty, commitment or proposed transaction, judgment, order, writ or decree, written or oral, absolute or contingent, except for any such agreements or commitments that (i) are identified on the Disclosure Schedule attached hereto as Exhibit 3.1, and (ii) can be immediately terminated by LYPP, at its option, without advance notice or penalty of any kind.

         3.11 NO LIABILITIES. As of the Initial Closing, LYPP shall have no liabilities or claims against it (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, including any liabilities for taxes) except for liabilities or claims which do not exceed $500.00 in the aggregate.

         3.12 NO ASSETS. As of the Initial Closing, LYPP will not have any assets or operations of any kind, except as identified in most SEC Reports or the Disclosure Schedule.

3.13 COMPLIANCE WITH LAWS. LYPP has complied in all material respects with all laws, regulations and orders affecting its business and operations and is not in default under or in violation of any provision of any federal, state or local rule, regulation or law, including without limitation, any applicable statute, law or regulation relating to securities or corporate disclosure, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         3.14 ABSENCE OF CERTAIN CHANGES. Prior to the Initial Closing, LYPP shall not, except as contemplated by this Agreement, without the written consent of the Selling Stockholders (which consent will not be unreasonably withheld):

                           (a) make any material change in the business or
operations of LYPP;

                           (b) declare any dividends in cash on the issued and
outstanding shares of LYPP Common Stock, or make any other distribution of any kind in respect thereof;

                           (c) issue, sell or otherwise distribute any
authorized but unissued shares of its capital stock, or effect any stock split or reclassification of any such shares or grant or commit to grant any option, warrant or other right to subscribe for or purchase or otherwise acquire any shares of capital stock of LYPP or any security convertible into or exchangeable for any such shares;

                           (d) adopt any amendment to its Articles of
Incorporation or Bylaws; or

                           (e) enter into any other transaction affecting in any
material respect the representations or warranties of the Selling Stockholders or the business of LYPP.

         3.15 INTERCOMPANY AND AFFILIATE TRANSACTIONS; INSIDER INTERESTS. Except as expressly identified in the SEC Reports, there are, and during the last two years there have been, no transactions, agreements or arrangements of any kind, direct or indirect, between LYPP, on the one hand, and any director, officer, employee, stockholder, or affiliate of LYPP, on the other hand, including, without limitation, loans, guarantees or pledges to, by or for LYPP or from, to, by or for any of such persons, that are currently in effect.

         3.16 ACCURACY OF INFORMATION. None of the representations or warranties or information provided and to be provided by LYPP to the Selling Stockholders in this Agreement, or any schedules or exhibits hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state any material facts necessary in order to make the statements and facts contained herein or therein not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to the Selling Stockholders pursuant hereto were or will be complete and accurate records of such documents.

                                   ARTICLE 4
                      CONDITIONS TO THE OBLIGATIONS OF LYPP

         Notwithstanding any other provision of this Agreement to the contrary, the obligation of LYPP to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by LYPP, of each of the following conditions:

         4.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company and the Majority Stockholders contained in this Agreement, will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

         4.2 PERFORMANCE. The Company will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Closing.

         4.3 REQUIRED APPROVALS AND CONSENTS.

                  (a) All action required by law and otherwise to be taken by the stockholders of the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

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                  (b) All consents of or from all authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and LYPP will have received copies thereof.

         4.4 AGREEMENTS AND DOCUMENTS. LYPP will have received Exhibits A and B executed by the Selling Stockholders representing in excess of ninety percent (90%) of the issued and outstanding voting securities of the Company.

         4.5 NO PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of LYPP, individually or in the aggregate, otherwise have a Material Adverse Effect on the Company's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

         4.6 LEGISLATION. No law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

                                   ARTICLE 5
        CONDITIONS TO OBLIGATIONS OF THE COMPANY AND SELLING STOCKHOLDERS

         Notwithstanding anything in this Agreement to the contrary, the obligations of the Company and the Selling Stockholders to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by the Company only, of each of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of LYPP contained in this Agreement will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

         5.2 PERFORMANCE. LYPP will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by LYPP at or prior to the Closing.

         5.3 REQUIRED APPROVALS AND CONSENTS.

                  (a) All action required by law and otherwise to be taken by the directors and stockholders of the LYPP to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

                  (b) All consents of or from all authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and the Company will have received copies thereof.

         5.4 AGREEMENTS AND DOCUMENTS. The Company will have received the following agreements and documents, each of which will be in full force and effect:

                  (a) resolutions of the board of directors of LYPP approving the transactions contemplated by this Agreement, including the issuance of the LYPP Shares;

                  (b) Exhibits A and B executed by the Selling Stockholders who, immediately following the Reorganization, will beneficially own at least ninety percent (90%) of the outstanding capital stock of LYPP; and

                  (c) certificates representing the LYPP Shares registered in the names of the Members who have executed Exhibits A and B, as applicable.

         5.5 ADVERSE CHANGES. No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of LYPP since June 30, 2004.

         5.6 NO PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of the Company, individually or in the aggregate, otherwise have a Material Adverse Effect on LYPP's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

         5.7 LEGISLATION. No law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

         5.8 APPROPRIATE DOCUMENTATION. The Company will have received, in a form and substance reasonably satisfactory to Company, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 5 as the Company may reasonably request.

                                   ARTICLE 6
                           TERMINATION AND ABANDONMENT

         6.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Initial Closing by the written consent of the Company and LYPP.

         6.2 TERMINATION BY EITHER THE COMPANY OR LYPP. This Agreement may be terminated by either the Company or LYPP if the Initial Closing is not consummated by September 30, 2004 (provided that the right to terminate this Agreement under this Section 6.2 will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Initial Closing to occur on or before such date).

         6.3 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the Company or LYPP pursuant to this Article 6, written notice thereof will be given to all other parties and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                  (a) Each of the parties will, upon request, redeliver all documents, work papers and other material of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

                  (b) No party will have any liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof; and

                  (c) All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

                                   ARTICLE 7
                            MISCELLANEOUS PROVISIONS

         7.1 EXPENSES. LYPP and the Company will each bear their own costs and expenses relating to the transactions contemplated hereby, including without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby.

         7.2 AMENDMENT AND MODIFICATION. Subject to applicable Law, this Agreement may be amended or modified by the Company and LYPP at any time without the consent of the Selling Stockholders except as hereinafter provided. In the event that the Agreement is proposed to be amended to (i) change the Exchange Ratio by more than fifteen percent (15%), or (ii) initiate or increase any liability or obligation on the part of any Selling Stockholder, then the amendment must be approved by the LYPP, the Company and all of the Selling Stockholders. All such amendments and modifications to this Agreement must be in writing duly executed by all of the parties hereto.

         7.3 WAIVER OF COMPLIANCE; CONSENTS. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by LYPP or the Company, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent will be given in writing in the same manner as for waivers of compliance.

         7.4 NOTICES. All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, to such address or number as a party has furnished to the other parties hereto in writing in accordance with this Agreement.

         7.5 ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties.

         7.6 GOVERNING LAW. This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of California (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

         7.7 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         7.8 HEADINGS. The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and will not constitute a part hereof.

         7.9 ENTIRE AGREEMENT. This Agreement, the Disclosure Schedules and the exhibits and other writings referred to in this Agreement or in the Disclosure Schedules or any such exhibit or other writing are part of this Agreement, together they embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as this "Agreement" or the "Agreement." There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement. Provisions of this Agreement will be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement; PROVIDED, HOWEVER, that if any such provision becomes invalid or unenforceable under applicable Law such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

         7.10 DEFINITION OF MATERIAL ADVERSE EFFECT. "MATERIAL ADVERSE EFFECT" with respect to a party means a material adverse change in or effect on the business, operations, financial condition, properties or liabilities of the party taken as a whole; provided, however, that a Material Adverse Effect will not be deemed to include (i) changes as a result of the announcement of this transaction, (ii) events or conditions arising from changes in general business or economic conditions or (iii) changes in generally accepted accounting principles.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LITERARY PLAYPEN, INC.                      AMERICAN PALLET LEASING, INC.


By: /S/ TIMOTHY BUMGARNER                   By: /S/ TIMOTHY BUMGARNER
    -------------------------------             --------------------------------
    Timothy Bumgarner                           Timothy Bumgarner

"MAJORITY STOCKHOLDERS"


Signatures Appear on Exhibit A

   SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT AND PLAN OF REORGANIZATION

                                    EXHIBIT A
                                    ---------

                       MAJORITY STOCKHOLDER SIGNATURE PAGE

---------------------   ------------------------------  ------------------------
                               NUMBER OF COMPANY
NAME AND ADDRESS OF             SHARES OWNED BY
MAJORITY STOCKHOLDER                MEMBER                  SIGNATURE

---------------------   ------------------------------  ------------------------

                                    [FORM OF]
                                    EXHIBIT B
                                    ---------
                   MINORITY STOCKHOLDER SUBSCRIPTION AGREEMENT

         This Subscription Agreement dated the __ day of __________, 2004 (the "Agreement") is entered into by and between the undersigned subscriber (the "Subscriber"), and LITERARY PLAYPEN, INC., a Delaware corporation ("LYPP").

                                 R E C I T A L S
                                 ---------------

         A. This Agreement is being executed and delivered in connection with the proposed exchange of common shares of American Pallet Leasing, Inc., an Iowa corporation ("Company"), for shares of common stock of LYPP. Pursuant to that certain Securities Purchase Agreement and Plan of Reorganization ("Purchase Agreement") entered into on September ____, 2004, by and among LYPP, Company and the Selling Stockholders of the Company ("Stockholders"), the Company intends to conduct a reverse acquisition (the "Reverse Acquisition") whereby certain Stockholders of the Company have agreed to exchange their common shares ("Company Shares") for shares of common stock of LYPP (the "LYPP Shares"). Except as otherwise provided herein, all capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

         B. The Subscriber wishes to exchange his Company Shares for LYPP Shares on the same terms and conditions set forth in the Purchase Agreement and as provided below.

         NOW, THEREFORE, the Subscriber agrees as follows:

         1. PURCHASE AGREEMENT. The Subscriber has received a copy of the Purchase Agreement and its Exhibits and has had the opportunity to review the terms and conditions of the Reverse Acquisition. By signing this Agreement, the Subscriber shall receive from LYPP the benefits of the agreements, representations, warranties and covenants made by LYPP in favor of the Stockholders set forth in the Purchase Agreement. The Subscriber acknowledges and agrees that the Purchase Agreement may be further amended or modified by the Company and LYPP at any time without the consent of the Subscriber, unless such amendment or modification that would: (i) result in a change in the Exchange Ratio by more than fifteen percent (15%), or (ii) initiate or increase any liability or obligation on the part of the Subscriber, in which case the amendment must be approved by the Subscriber.

         2. SUBSCRIPTION FOR LYPP SHARES. Subject to Section 1 above and the conditions to Closing set forth in the Purchase Agreement, the Subscriber hereby agrees to sell, assign, transfer and deliver to LYPP, and LYPP agrees to purchase from the Subscriber, those Company Shares owned by Subscriber set forth on the signature page to this Agreement in exchange for LYPP's issuance to the Subscriber of the number of LYPP Shares set forth on the signature page to this Agreement and to deliver the same and to take any further action requested by LYPP to more effectively transfer to LYPP the LYPP Shares.

         4. REPRESENTATION AND WARRANTIES OF THE SUBSCRIBER. The Subscriber hereby represents and warrants as follows:

                  (a) POWER AND AUTHORITY. The Subscriber has all necessary power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith. All action on the part of the Subscriber necessary for authorization, execution, delivery and performance of this Agreement by the Subscriber has been taken and no further authorization on the part of the Subscriber is required to consummate the transactions provided for in this Subscription Agreement. When executed and delivered by the Subscriber, this Agreement shall constitute the valid and legally binding obligation of the Subscriber enforceable in accordance with its terms.

                  (b) OWNERSHIP OF AND TITLE TO SECURITIES. This Agreement accurately sets forth the Subscriber's name, principal residence address, social security number (if any) and the number of Company Shares owned by the Subscriber. The Subscriber represents that there are no securities of any kind for the issuance or purchase of any securities of the Company held by the Subscriber. The Subscriber represents that upon Closing of the Reverse Acquisition, the Subscriber has and will transfer to LYPP good and marketable title to the Company Shares free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for restrictions under applicable U.S. federal or state securities laws.

                  (c) INVESTMENT AND RELATED REPRESENTATIONS.

                           (1) SECURITIES LAWS COMPLIANCE. The Subscriber is
aware that the LYPP Shares have not been registered under the Securities Act of 1933, as amended ("Securities Act"), or under any state securities law. The Subscriber understands that the LYPP Shares will be characterized as "restricted" securities under federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Subscriber agrees that the Subscriber will not sell all or any portion of the LYPP Shares except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Subscriber understands that each certificate for LYPP Shares issued to the Subscriber or to any subsequent transferee shall be stamped or otherwise imprinted with the legend set forth below summarizing the restrictions described herein and that LYPP shall refuse to transfer the LYPP Shares except in accordance with such restrictions:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

                           (2) INVESTMENT REPRESENTATION. This Agreement is made
with the Subscriber in reliance upon the Subscriber's representation, which by the Subscriber's execution of this Agreement the Subscriber hereby confirms, that the LYPP Shares to be received by the Subscriber are being acquired pursuant to this Agreement for investment and not with a view to the public resale or distribution thereof unless pursuant to an effective registration statement or exemption under the Securities Act, as amended (the "Securities Act").

                           (3) NO PUBLIC SOLICITATION. The Subscriber is
acquiring the LYPP Shares after private negotiation and has not been attracted to the acquisition of the LYPP Shares by any press release, advertising and publication.

                           (4) ACCESS TO INFORMATION. The Subscriber believes it
has received all of the information it considers necessary or appropriate for deciding whether to acquire LYPP Shares, including, but not limited to, copies of LYPP's SEC Reports. The Subscriber further represents that it has had an opportunity to ask questions of, and to receive answers from, LYPP regarding their respective businesses and prospects, the LYPP Shares and the Reverse Acquisition.

                           (5) INVESTOR SOPHISTICATION AND ABILITY TO BEAR RISK
TO LOSS. The Subscriber, if a corporation or a partnership, has not been organized for the purpose of acquiring the LYPP Shares. The Subscriber acknowledges that it is able to protect its interests in connection with the acquisition of the LYPP Shares and can bear the economic risk of investment in such securities without producing a material adverse change in the Subscriber's financial condition. The Subscriber otherwise has such knowledge and experience in financial or business matters that the Subscriber is capable of evaluating the merits and risks of the investment in the LYPP Shares.


                           (6) ACCREDITED INVESTOR. The Subscriber represents
that his or her status as an "accredited investor" as that term in defined in Rule 501 of Regulation D under the Securities Act is as follows [CHECK ONE]:

         [ ] The undersigned IS an accredited investor.

         [ ] The undersigned IS NOT an accredited investor.

                  NOTE: The term "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act includes:

         (a) 501(c)(3) organizations, corporations, business trusts and partnerships, not formed for the specific purpose of acquiring the LYPP Shares, with total assets in excess of $5,000,000.

         (b) Any director or executive officer of LYPP.

         (c) Any natural person whose individual net worth, or joint net worth with that person's spouse exceeds $1,000,000.

         (d) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

         (e) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the LYPP Shares, whose purchase is directed by a "sophisticated person" as described in Rule 506 of Regulation D.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Number of Company Shares                   SUBSCRIBER:
owned and tendered:____________

Number of LYPP Shares
to be received:    ____________            Signature:___________________________

                                           Name:________________________________

                                           Address:_____________________________

                                           _____________________________________

                                           Social Security #:___________________


                                           ACCEPTED BY:

                                           LITERARY PLAYPEN, INC.
                                           a Delaware corporation



                                           By:__________________________________




         [SIGNATURE PAGE TO MINORITY STOCKHOLDER SUBSCRIPTION AGREEMENT]

                                   EXHIBIT 3.1
                                   -----------

                            LYPP DISCLOSURE SCHEDULE

         This Disclosure Schedule is being furnished by LYPP in connection with the execution and delivery of that certain Securities Purchase Agreement and Plan of Reorganization dated as of September 22, 2004 (the "Agreement") by and among Literary Playpen, Inc., a Delaware corporation ("LYPP"), American Pallet Leasing, Inc., an Iowa corporation (the "Company"), and Stockholders of the Company named therein (the "Stockholders"). Unless the context otherwise requires, all capitalized terms used in this Disclosure Schedule shall have the respective meanings assigned to them in the Agreement. The section numbers in this Disclosure Schedule correspond to the section numbers in the Agreement; PROVIDED, HOWEVER, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated in any other section of the Agreement where such disclosure would be deemed reasonably appropriate.

         Promissory note in the original principal amount of $10,000 will be outstanding.



                                     3.1-1